UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

      June 10, 2021
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2021, the Board of Directors (the “Board”) of inTEST Corporation (the “Company”) accepted the retirement of Hugh T. Regan, Jr. from the positions of Chief Financial Officer, Treasurer, and Secretary at the Company (the “Retirement”). In connection with the Retirement, the Company and Mr. Regan entered into a Separation and Consulting Agreement (the “Separation and Consulting Agreement”) effective June 11, 2021 pursuant to which Mr. Regan has agreed to provide consulting services for three months, subject to an extension of up to an additional three months at the option of the Company. In consideration for the consulting services, the Company shall pay Mr. Regan a consulting fee of $375/hour (“Consulting Fee”), with a guaranteed minimum of (x) $7,500 per month during the initial three-month consulting period and (y) $3,750 per month during the remaining optional consulting period if the Company decides, in its sole discretion, to extend the consulting period. The Separation and Consulting Agreement also provides that Mr. Regan is entitled to a severance benefit of $120,000. In connection with the Retirement, the Company has also agreed that certain options issued to Mr. Regan in March 2020 to purchase shares of common stock of the Company (the “Options”) that remain unvested on the date of the Retirement shall continue to vest after the Retirement and expire one year from their respective vesting dates. The foregoing description is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement between the Company and Mr. Regan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 10, 2021, the Board of Directors of the Company approved, effective as of June 14, 2021 (the “Start Date”), the appointment of Duncan Gilmour to the position of Chief Financial Officer, Treasurer, and Secretary. Prior to his appointment to the position of Chief Financial Officer, Treasurer, and Secretary of inTEST, Mr. Gilmour, 49, served as Americas Hub Controller, Measurement & Analytics at ABB Ltd., a leading global technology company, since June 2017, where he served in the lead finance role for the Americas business within the Measurement & Analytics division of ABB. Prior to his time at ABB, Mr. Gilmour served as Finance Director, Enterprise Support for Tyco International, which is now Johnson Controls, a global leader in building products and technology, integrated solutions and energy storage, from December 2014 to May 2017. Prior to his role as Finance Director, Mr. Gilmour worked at Tyco Fire Protection Products as Special Hazards Finance Director from June 2013 to December 2014, as Americas Finance Director from July 2011 to June 2013, as Global FP&A Director from September 2010 to July 2011, as Global Controller from September 2007 to September 2010, as Director of Compliance from January 2006 to September 2007, and as Director of Corporate Compliance at Tyco EarthTech from 2004 to 2006. Prior to his time at Tyco, Mr. Gilmour worked at Coopers & Lybrand, now PricewaterhouseCoopers, serving as Audit Manager from 2000 to 2004, as Senior Associate from 1997 to 2000 and as Supervisor and Audit Associate from 1993 to 1997. Mr. Gilmour holds a BAcc Jt. Honours degree in Economics and Accounting from the University of Glasgow and earned a certification as a Chartered Accountant from The Institute of Chartered Accountants of Scotland (ICAS).

Mr. Gilmour entered into a letter agreement (the “Letter Agreement”), dated June 10, 2021, with the Company, subject to his appointment as the Company’s Chief Financial Officer, Treasurer, and Secretary, which appointments were approved on June 10, 2021 and are effective as of the Start Date. The Letter Agreement provides that Mr. Gilmour’s employment will be on an at-will basis and that he will be entitled to an annual base salary (“Base Salary”) of $240,000 per year, subject to periodic review by the Board’s compensation committee (the “Committee”). During Mr. Gilmour’s employment, he will be eligible to participate in the Company’s annual bonus award plan, and his initial target bonus opportunity will be fifty-five percent (55%) of his Base Salary, subject to annual review by the Committee. For 2021, Mr. Gilmour will be eligible to receive a pro-rated annual bonus based upon his initial Base Salary for the last three quarters of 2021 (the “2021 Bonus”). Seventy percent (70%) of Mr. Gilmour’s 2021 Bonus will be based on the Company’s achievement of its financial performance goals against its budget, with the potential for payment of up to 150% of target. Twenty percent (20%) of Mr. Gilmour’s 2021 Bonus will be based upon completion of merger and acquisitions targets, with the potential for payment of up to 100% of target. The remaining ten percent (10%) of Mr. Gilmour’s 2021 Bonus will be based on risk management oversight, with the potential for payment of up to 100% of target. For fiscal years 2022 and thereafter, Mr. Gilmour’s actual bonus payment under the annual bonus award plan will be set forth in the Company’s executive officer compensation plan for such fiscal year and his award thereunder.

Mr. Gilmour will also receive an initial equity award (the “Equity Award”) on or about his Start Date equal to (a) $100,000 divided by (b) the closing price of the Company’s common stock on the Start Date, and will consist of 1/3rd restricted common stock and 2/3rd stock options, based on the Black-Scholes valuation methodology (as determined by the Committee). The Equity Award will vest over four (4) years at the rate of twenty-five percent (25%) on each anniversary of the grant date which is Mr. Gilmour’s Start Date.

Mr. Gilmour also will receive an additional performance-based award (the “Performance Award”) of restricted common stock, to be granted on or about the Start Date. The total number of shares of restricted common stock subject to the Performance Award will be equal to (a) $100,000 (based on target performance) divided by (b) the closing price of the Company’s common stock on the Start Date. The Performance Award will vest on August 24, 2023 at a vesting percentage as determined in the sole discretion of the Committee under the performance goals described in a written restricted stock agreement. The foregoing description is qualified in its entirety by reference to the full text of the Letter Agreement between the Company and Mr. Gilmour, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Gilmour will also enter into a Change of Control Agreement and a Confidentiality, Non-Competition and Non-Solicitation Agreement, the forms of which are attached to the Letter Agreement, which is attached hereto as Exhibit 10.2. Additionally, Mr. Gilmour will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on June 24, 2020, and is incorporated herein by reference.

There are no family relationships between Mr. Gilmour and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. Mr. Gilmour has no direct or indirect material interest in any transaction required be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the matters set forth in this Item 5.02 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Consulting Agreement between the Company and Hugh T. Regan, Jr. dated June 11, 2021.
10.2	Letter Agreement between the Company and Duncan Gilmour dated June 10, 2021.
99.1	Press Release of inTEST Corporation dated June 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Richard N. Grant, Jr.
Richard N. Grant, Jr
President and Chief Executive Officer
Date: June 14, 2021